Exhibit 15.(a).5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-11288, No. 333-118619 and No. 333-123666) of CDC Corporation (formerly chinadotcom corporation) of our report dated June 20, 2006 (except for note 2, as to which the date is July 2, 2007) with respect to the consolidated financial statements of CDC Corporation included in the Amendment No. 1 to the Annual Report (Form 20-F/A) of CDC Corporation for the year ended December 31, 2005.

/s/ Ernst & Young

Hong Kong

July 2, 2007